UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 4, 2015

IPC HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33930	No. 95-4562058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4605 Lankershim Boulevard, Suite 617
North Hollywood, California 91602
(Address of principal executive offices including Zip Code)

(888) 447-2362
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 - Submission of Matters to a Vote of Security Holders.

On June 4, 2015, the Company held its 2015 Annual Meeting, at 9:00 a.m., pacific time, at the Hilton Los Angeles/Universal City, 555 Universal Hollywood Drive, Universal City, California, pursuant to notice duly given. Only stockholders of record as of the close of business on April 10, 2015 were entitled to vote at the 2015 Annual Meeting. As of April 10, 2015, there were 17,384,153 shares of Company common stock outstanding and entitled to vote at the 2015 Annual Meeting, of which 16,356,983 shares of Company common stock were represented, in person or by proxy, constituting a quorum.
The final results of the stockholder vote on each proposal brought before the meeting are as follows:

(a) Each of the three nominees to serve as Class II Directors for a three-year term expiring at the 2018 Annual Meeting of Stockholders was elected. The voting results are as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark J. Brooks	15,034,161	818,793	504,029
Woodrin Grossman	15,020,194	832,760	504,029
R. Jeffrey Taylor	15,001,685	851,269	504,029

(b) The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,316,507	1,038,425	2,051	0

(c) The non-binding advisory vote on executive compensation was approved. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,748,912	96,012	8,030	504,029

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC HEALTHCARE, INC.

Date: June 9, 2015	By:	/s/ Adam D. Singer, M.D.
Adam D. Singer, M.D.
Chief Executive Officer

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